Exhibit 99.2

                           FREQUENTLY ASKED QUESTIONS


General

1. You say that this is "good news" for all Halliburton constituents--why is that?

       If this settlement is implemented, it will provide a permanent resolution to a difficult and complicated problem. It removes significant uncertainty regarding the company's future, and it also allows us to concentrate our resources on serving our customers and further growing the business. It is an agreement that addresses both current and future personal injury asbestos claims against the company. Halliburton and all of its subsidiaries, including KBR and DII, will remain strong and healthy, with good growth prospects. And, implementation of the plan should mean that there would be NO negative effects on our customers, suppliers, subcontractors, lenders, bondholders, or employees. It's a definite win for the people who care about Halliburton.

2. Is it true that you plan to implement the asbestos settlement through a Chapter 11 bankruptcy filing for certain Halliburton companies?

       Yes. We expect to use a pre-packaged Chapter 11 filing for DII and KBR to implement the asbestos settlement. A pre-packaged filing means that we are bringing to the court a settlement that has pre-agreement with the asbestos claimants. This should expedite the plan's approval and remove many uncertainties.

3. Why did the Company choose the Chapter 11 process?

       The Chapter 11 process and the oversight of a bankruptcy court is the only means available today to fully and permanently resolve all personal injury asbestos liability, including potential future claims.

4. In Europe and many other countries when a company is "bankrupt," it means that it is going out of business. What is different here?

       This is a U.S. operations issue only. We will not be commencing any proceedings under local law in Europe or any country other than the U.S. The European bankruptcy laws, as in many countries, are very different from the laws in the U.S. Chapter 11 has been created so that a filing company can restructure its debt (or in our case resolve its asbestos liability) and remain in business. It is not a liquidation; it is a reorganization. Neither Halliburton, KBR nor any business unit of Halliburton is going out of business.

5. Which subsidiaries are included in the filing?

       DII Industries, LLC (DII) and Kellogg Brown & Root, Inc. (KBR), as well as certain other subsidiaries of those entities with U.S. operations.

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       KBR  Services,  Inc.,  which  includes  the  U.S.  government  operations business, and KBR's entities with no U.S. operations, will be excluded from the Chapter 11 filing. Halliburton, Halliburton Energy Services, Landmark Graphics and most other Halliburton subsidiaries will also be excluded from the filing.

6. What is DII Industries and how is it related to KBR?

       DII Industries, LLC is the former Dresser Industries, Inc. This is the company that Halliburton acquired in 1998. In the current corporate structure, Halliburton Company owns 100% of DII Industries. DII
       Industries, in turn, owns 100% of Kellogg Brown & Root, Inc., the principal U.S. operating entity of KBR.

7. Why won't any other Halliburton Company subsidiaries file for Chapter 11?

       Only those entities that have asbestos liabilities will file for the pre-packaged Chapter 11. Under the proposed agreement with attorneys for the asbestos plaintiffs, the settlement would be implemented through a pre-packaged Chapter 11 filing of DII Industries, LLC, KBR and certain other subsidiaries of DII and KBR with U.S. operations.

8. Why is KBR's government operations business not part of the filing?

       The government work, although historically part of Brown & Root, was never associated with any of the activities surrounding the asbestos claims.

9. Will Halliburton have to give up equity or lose control of any of the filing subsidiaries?

       Up to 59.5 million shares, or approximately 12%, of Halliburton stock will be used for the settlement. However, under the plan, Halliburton would retain 100 percent ownership of KBR and all other filing subsidiaries (subject to pledges of certain Halliburton debtor subsidiaries as collateral of loans as required by the U.S. bankruptcy code).

10.Does the Chapter 11 filing mean that Halliburton and/or any of its subsidiaries are going out of business?

       No. Halliburton and all of its subsidiaries, including DII and KBR, are expected to remain financially strong and continue to have significant competitive advantages. The Chapter 11 petitions are being filed for the sole purpose of facilitating a global settlement of Halliburton's personal injury asbestos litigation claims. In other words, outside of the global asbestos settlement, it will be business as usual.


11.When will the Pre-packaged Chapter 11 be filed?

       We anticipate that the pre-packaged Chapter 11 filing for DII and KBR will take place late in the first quarter of 2003.

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12.How long will DII and KBR remain in Chapter 11?

       It is impossible to predict exactly how long the reorganization will take. Our goal is to have DII and KBR emerge from Chapter 11 as quickly as possible, with a comprehensive and final resolution to our asbestos liability. One of the key advantages of a pre-packaged Chapter 11 filing is that it typically is a much quicker process. It is possible that the process could be completed this summer.

13.In the past Halliburton chose to litigate claims that it thought were weak or spurious. Why isn't the Company litigating the asbestos claims?

       The legal environment has totally changed, and therefore the company had to address this issue in a new way. In addition, until now, the global settlement was not an option for us. Now that it is, we believe we should do this because the price of the transaction is less than the discount in our stock price. We changed our approach because we believe it is the right thing to do and in the best interest of our shareholders.

14.Since the Republicans have now taken over the Congress, shouldn't you wait to see if you get some legislation that is helpful to companies with asbestos issues?

       It's impossible to predict what Congress may or may not do. All we can do is make the best decisions for the company based on what we know now. Bottom line, this settlement for us is a "bird in the hand". It is the right decision at the right time because it removes the uncertainty about our future.

15.Doesn't this settlement encourage more lawsuits against Halliburton Company and its subsidiaries?

       No. All future claims will be channeled to the trust.

16.Will the settlement resolve all of Halliburton's personal injury asbestos claims?

       If the plan is implemented, YES. There are a number of hurdles yet to clear, including entering into a definitive agreement covering additional details, acceptances of holders of asbestos claims to a plan of reorganization, financing the cost of the settlement on terms acceptable to Halliburton, final approval by Halliburton, DII, and KBR, and court approval. We are optimistic.

17.What is required for the deal to go through?

       There are a number of key issues that must be resolved even before we file the case with the bankruptcy court, including:

       - Acceptance by at least 75% of the holders of asbestos claims to a plan of reorganization
       -  Financing  the  cost  of  the   settlement  on   terms  acceptable  to
          Halliburton
       -  Final approval by the boards of Halliburton Company, DII and KBR
       -  Court approval and final confirmation.

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18.How do you reach agreement to settle future claims?

       First, the court, the present claimants and the debtor must agree on selecting an independent expert who represents future claimants. The futures representative must then propose a solution to meet the needs of the future claimants. The debtor, the present claimants and the court must approve this solution. The plaintiffs' attorneys and we have jointly agreed to select Professor Eric D. Green as the future claims representative. This selection is subject to court approval. Professor Green is a professor of law at Boston University and an expert in this field. He received his J.D. degree magna cum laude from Harvard Law School, and is a recognized international leader in alternative dispute resolution. He served as the futures representative in the Fuller Austin Chapter 11 proceeding and currently is the futures representative in the Babcock & Wilcox Chapter 11 proceeding. Further, Professor Green, the present claimants and the debtor have agreed on the terms necessary to meet the needs of future claimants, as defined in our 12/18/02 press release. This too will be subject to court approval.

19.What are the chances the deal will succeed?

       We've worked hard on this. We've reached agreement with attorneys for substantially more than the required 75% of known present claimants and with the proposed representative of future claims. If we implement this agreement, creditors would be paid in full on normal terms, customers will continue to be served, and employees wouldn't see any change. So we believe it ought to succeed, on its merits. However, until a number of issues are resolved and we obtain final court approval, nothing is certain.

20.What will happen if the deal doesn't happen?

       We won't speculate about what happens if the deal doesn't go through, because we are focused on trying to make it happen. We expect that this deal will work. So do the current claimants and the future claimants' representative as we've said. This agreement is fair for everyone involved, and our collective energies are focused on making it happen.

21.Would Halliburton Company itself file for Chapter 11?

       No. Neither Halliburton Company nor its Halliburton Energy Services (HES) business unit will be involved in the Chapter 11 filing. It will involve KBR and DII - the parts of our business with substantially all the asbestos liabilities.

       However, even in those business units that do file, it will be "business as usual" for all our customers, employees, and vendors. In fact, business should be more normal than it has been in a long time. As we said, this is a unique Chapter 11 filing - it makes things better for every constituency, rather than worse.

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23.What will happen to equity investors?

       We believe this Chapter 11 is very good news for our investors, if we succeed in implementing it. Uncertainty over the asbestos issue has weighed heavily on Halliburton's share price for some time. This restructuring would resolve that uncertainty and at a price that we believe is less than the discount in our stock price. Therefore, this is good news for our shareholders.

23.How does this settlement benefit your shareholders?

       If it is implemented, it would permanently resolve the personal injury asbestos liability for the company. This is the only way to fully cleanse the company under current U.S. law. There has been a significant discount in our stock price because of our asbestos liability. We believe the proposed global settlement is on terms significantly below the discount in our stock price. We owe it to our shareholders to remove that weight from our share price, which we are attempting to do with this agreement in principle.

24.Who is running the Company?  Will management remain in place?

       There is no change to Halliburton or KBR's management team contemplated now or in the pre-pack plan. Dave Lesar continues as Chairman, President and Chief Executive Officer of Halliburton and his management team will remain in place.

25.What impact will today's announcement have on employees?

       There should be no impact on employees. There will be no employee layoffs resulting from the filing and all salaries and benefits, including retirement benefits, will remain untouched and unchanged. Halliburton, DII and KBR are expected to remain financially strong and continue to have significant competitive advantages. The Chapter 11 petition is being filed for the sole purpose of facilitating a global settlement of Halliburton's asbestos litigation claims. In other words, outside of the global asbestos settlement, it will be business as usual.


26.Will there be any employee layoffs as a result of the filing?

       There will be no employee layoffs as a result of the filing. Employment levels will continue to be a function of business conditions, as they have in the past.

27.Are you closing any operations?

       No. Halliburton and its subsidiaries intend to continue to grow their businesses.

28.How will the filing affect day-to-day operations?

       The only people affected on a day-to-day basis are the attorneys and our other employees who are solely dedicated to resolving this matter. All of our operations will continue in the normal course of business, without interruption. It's business-as-usual: daily operations will continue, plants and facilities will remain open and transactions which occur in the normal course of business will go on as before.

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29.Will you continue to pursue new business?

       Absolutely. We have excellent employees, a strong asset base, a premiere position in the industry and a long track record of success. Consequently, we intend to pursue business that meets our Company's strategic criteria.

30.Why are you reorganizing the company at the same time you plan to file for Chapter 11?

       These are really two separate and important events for the company. The restructuring was begun months before the global asbestos settlement was contemplated. We undertook it to save costs and to run our businesses more efficiently. In fact, we are reducing costs by an estimated $200 million annually through the new business organization. Of course, once we started down the road toward a global settlement, we were careful to take that into account in all the steps we undertook in our restructuring.

Supplier/Subcontractor-specific

31.What  impact  will  today's   announcement   have  on  KBR's  suppliers  or
   subcontractors?

       It's business as usual. The filing will have no effect on KBR's suppliers or these subcontractors. The plan calls for us to honor in full all pre- and post-petition obligations, purchase orders, agreements and subcontracts in accordance with the terms of those agreements. Outside of the global asbestos settlement, it will be normal day to day operations.

32.What impact will today's announcement have on ESG, HES and Landmark suppliers or subcontractors?

       None. They are not part of this filing so it will be business as usual for them as well.

33.Would payments to suppliers and subcontractors be impacted in any way?

       Our suppliers and subcontractors will be paid in the normal course of business within the terms of their agreements with the company. It will be business as usual.

34.Will you attempt to negotiate new terms with suppliers when you have petitioned for reorganization under Chapter 11?

       No. KBR as well as all Halliburton entities will continue to provide goods and services just as before the filing, on the same terms and conditions.

35.Will suppliers and subcontractors have a new contact?

       No. Our suppliers and subcontractors will continue to communicate with their current representative.

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36.What can suppliers and  subcontractors  expect in the future?  Will you maintain the same level of quality as you have in the past?

       Absolutely. In fact, our global settlement of the asbestos claims and reorganization will allow us to improve and enhance customer service and serve our constituents better than before.

37.Will your suppliers and subcontractors continue to supply you with the goods and services necessary to run the business?

       Of course. This is good news for everyone: vendors, suppliers, employees, etc. All of these companies are in very strong financial condition and have a strong future.

Customer-specific

38.What impact will today's announcement have on customers?

       The filing should have no effect on our customers. Outside of the global asbestos settlement, it will be business as usual.


       The plan calls for us to honor all pre- and post-petition obligations, commitments and contracts. The Chapter 11 filing should have no effect on any of our present or future projects.


       It is important to realize that Halliburton and all of its subsidiaries, including the filing subsidiaries, remain financially strong and continue to have significant competitive advantages. The settlement of our asbestos claims will not only remove a significant financial cloud from over the company's head, but also allow management to concentrate all of its resources on further growing the business. Therefore, we expect that all the Halliburton companies will emerge stronger and better positioned to serve and add value to our customers.


39.Will customers have a new contact?

       No. Our customers will continue their working relationship with their current representative.


40.Will you continue to pursue new business?

       Yes. We have excellent employees, a strong asset base, a premier position in the industry and a long track record of success. Consequently, we intend to pursue business that meets our Company's strategic criteria.